UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following is a copy of a letter Tejon Ranch Co. began mailing to shareholders on May 5, 2025.

VOTE THE WHITE PROXY CARD “FOR” ALL 10 OF TEJON RANCH CO.’S DIRECTOR NOMINEES TODAY! Ahead of this year’s Annual Meeting on May 13, 2025, we encourage you to protect the value of your investment by voting on the WHITE proxy card “FOR” ALL of Tejon’s 10 highly qualified director nominees. ISS and Glass Lewis, two independent proxy advisor firms, have endorsed our highly qualified, active and engaged directors; recognizing that they are successfully delivering on Tejon’s strategic priorities and driving shareholder value. By contrast, Bulldog Investors, a New Jersey-based hedge fund and serial proxy agitator, has proposed three director nominees that have no meaningful experience or relevant qualifications in any area that would support Tejon’s continued growth. THE SUPPORT FROM BOTH ISS AND GLASS LEWIS REINFORCES WHAT’S AT STAKE. HERE’S WHY SHAREHOLDERS SHOULD REJECT BULLDOG’S NOMINEES: • No Relevant Experience — Bulldog’s unqualified nominees have NO land-management, real estate development or operating business experience and NO specific experience in California. That’s critical for a company like Tejon. • No Credible Plan — Bulldog has failed to present a detailed strategy. Its sole idea — halting MPC investment — ignores the progress and value already being realized. • Short-Term Focus — We are deeply concerned that Bulldog’s short-term investment horizon would derail long-term value creation for all shareholders. • Minimal Investment, Maximum Disruption — Bulldog only began acquiring shares in late 2024, yet they are seeking disproportionate influence over the Company, without disclosing how they’ll use it. • Uninformed and Disconnected — After a single meeting, Bulldog declined to engage with the Company further and bypassed the formal nomination process, opting instead to launch a proxy fight. • Endorsements Matter — Independent proxy advisory firms Institutional Shareholder Services and Glass Lewis reviewed both sides’ arguments and chose to support all 10 of the Company’s nominees, rejecting Bulldog’s nominees as unqualified. That speaks volumes. 920444-001 05May25 05:59 Page 1

If you have any questions or require any assistance with voting your shares, please contact: D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 Banks and Br.okers: (212) 390-0450 All Others: (866) 796-7184 Email: TRC@dfking.com Forward Looking Statements This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Tejon’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect Tejon’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, Tejon does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Tejon’s business results are subject to a variety of risks, including business conditions and the general economy, future commodity prices and yields, market forces, the ability to obtain various governmental entitlements and permits, interest rates and other risks inherent in real estate and agriculture businesses. For further information on factors that could affect Tejon’s business results, refer to Tejon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission. Additional Information and Where to Find It Tejon has filed a definitive proxy statement on Schedule 14A and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting of Shareholders. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TEJON AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents Tejon files with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Tejon are also available free of charge by accessing Tejon’s website at www.tejonranch.com. Participants Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s definitive proxy statement filed with the SEC on April 3, 2025 under “Supplemental Information Regarding Participants in the Solicitation” in Appendix A, which is available free of charge at the SEC’s website at www.sec.gov. VOTE TODAY NO MATTER HOW MANY SHARES YOU OWN. How to Support Tejon Ranch: BY INTERNET Visit the website shown on your WHITE proxy card BY MAIL Follow the instructions on the WHITE proxy card Additional information, including details on how to vote, can be found at www.VoteForTejon.com. 920444-001 05May25 05:59 Page 2